Exhibit 10.4
RESTRICTED STOCK AGREEMENT
AND NOTIFICATION OF
RESTRICTED STOCK AWARD
(this “Agreement”)
(Consultant Form)

1. Consultant Name (or “Holder”)

Address		Price On Date Of Grant	$/share

	No. of Shares Awarded “Shares”	Grant Date
2. GRANT OF RESTRICTED STOCK AWARD: SunCom Wireless Holdings, Inc. (“SunCom”) (SunCom and its subsidiaries being referred to herein collectively as the “Company”) hereby grants you (or the “Holder”) a Restricted Stock Award (“Award”) for the number of Shares referenced in Section 1, above. This Award is granted pursuant to the SunCom Wireless Holdings, Inc. Stock and Incentive Plan (as amended and restated) (the “Plan”) and is subject in all respects to the terms of the Plan and this Agreement.
3. VESTING: The Shares awarded to you vest [___%] per year over a [___]-year period (the “Restriction Period”), with [___%] first vesting [___] months after the grant date and an additional [___%] vesting each [anniversary] of the grant date thereafter. Specifically, the vesting schedule is as follows [Modify vesting schedule as appropriate]:

Anniversary of Grant Date	Vesting Percent	Vest Date
1st Anniversary	[___%]	[ ]
2nd Anniversary	[___%]	[ ]
3rd Anniversary	[___%]	[ ]
4th Anniversary	[___%]	[ ]
The Shares will cease to vest on the date your service with the Company terminates for any reason. The Award (to the extent it is not vested) and any unvested Shares will be forfeited upon termination of service.

4. RESTRICTIONS ON UNVESTED SHARES; RIGHTS AS STOCKHOLDER; DIVIDENDS: You will have the right to receive dividends during the Restriction Period, to vote the Shares subject to the Award, and to enjoy all other stockholder rights, except that (a) you will not be entitled to delivery of the stock certificate(s) representing unvested Shares (and distribution of dividends, if any, declared on unvested Shares) unless and until the Restriction Period with respect to the Shares expires and the Forfeiture Restrictions lapse (in which case delivery of the Shares will be made as soon as practicable and distribution of such dividends will be made no later than March 15th of the year following the year in which the corresponding portion of the Award vests); (b) the Company will (or will designate an agent or representative to) retain custody of the stock certificate(s) during the Restriction Period; (c) you may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Shares during the Restriction Period; and (d) a breach of the terms and conditions applicable to the Award will cause a forfeiture of the Award and the underlying Shares subject to the Award.
5. SALES OF VESTED SHARES; NONTRANSFERABILITY OF AWARD: The sale of vested Shares may be further restricted due to applicable securities or other laws or pursuant to the Company’s policies, including but not limited to its Insider Trading Policy. The Award will not be transferable or assignable otherwise than by will or the laws of descent and distribution unless otherwise permitted under the terms of the Plan.
6. TAX LIABILITY: This Award is considered “taxable income” under the Internal Revenue Code of 1986, as amended (the “Code”), and, therefore carries with it an income tax liability. By accepting this Award, you agree to satisfy the income tax liability related to the Award and to the following terms and conditions:
(a)	If required by applicable law, the Company will withhold any local, state, federal, foreign and other taxes and any other amounts required to be withheld by any governmental authority or law from any amount payable with respect to the Award. Prior to the delivery or transfer of any certificate for the Shares or any other benefit, the Company will require you to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient.

(b)	Within thirty (30) days of the Grant Date, you may file an “83(b) election” with the Internal Revenue Service to recognize as income 100% of the Fair Market Value of the Shares as of the Grant Date. The 83(b) election should be sent via certified mail to the Internal Revenue Service. This election is generally irrevocable. You must also send a copy of the 83(b) election to the Company’s Human Resources Department in Berwyn, PA (Attention: Manager of Qualified Plans).

(c)	The Shares may also be subject to taxation when the stock is eventually sold, at which time you may recognize a capital gain or loss. It is your responsibility to consult a tax advisor to determine and establish implications associated with any grant, vest or sale. The Company has made no warranties or representations to you with respect to the tax consequences (including but not limited to income tax consequences) related to the Award or issuance or transfer of Shares pursuant to the Award. By accepting the Award, you acknowledge the following: (i) you are in no manner relying on the Company or its representatives for an assessment of such tax consequences; (ii) there may be adverse tax consequences upon the grant of the Award and the acquisition or disposition of the Shares subject to the Award and you have been advised that you should consult with your own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof; and (iii) the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for you.
7. NO RIGHT TO CONTINUED SERVICE; FORFEITURE: Unless otherwise provided by contract, you or the Company may terminate your service at any time for any reason or for no reason. If your service terminates for any reason and all or any part of the Award has not vested, the Award, to the extent not then vested, will be forfeited immediately upon termination of service and you will have no further rights with respect to the Award or any unvested Shares or other benefit related to the Award.

8. TERMS AND CONDITIONS OF PLAN; AMENDMENT: This Agreement is subject to the terms, conditions and restrictions set forth in the Plan, the terms of which are incorporated herein. Unless the context otherwise requires, terms not defined herein will have the meanings given such terms in the Plan. This Agreement is not a stock certificate or a negotiable instrument. To the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan will control. All questions of interpretation concerning this Award are determined by the Compensation Committee of the Board of Directors of SunCom (the “Committee”). All determinations by the Committee will be final and binding upon all persons having or claiming an interest in the Award or the Shares. Unless otherwise determined by SunCom’s Board of Directors, the Committee may amend this Award at any time, provided that no such amendment may impair your rights with respect to the Shares without your consent. However, notwithstanding the preceding sentence, the Committee has unilateral authority to amend the Plan and this Agreement (without your consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws).
9. NOTICES: All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. If by mail or overnight courier, notice must be sent with first-class postage prepaid and return receipt requested, in which event it will be deemed to have been given on the date following the date it was so posted. Notice to the Company is to be addressed to its then principal office. Notice to the Holder or any transferee is to be addressed to his or its respective address as it appears on the transfer books of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary or Assistant Secretary of the Company.
10. PROVISIONS SEVERABLE: If any provision of this Agreement is invalid or unenforceable, it will not affect the other provisions, and this Agreement will remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company, in accordance with Delaware general corporate law, will in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.
11. PARTIES TO AGREEMENT: This Agreement will be binding on and will operate for the benefit of the Company, its successors and assigns, and the Holder and his heirs, estate, personal representatives, successors and assigns.
12. COUNTERPARTS; FURTHER INSTRUMENTS: This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. At any time, and from time to time after executing this Agreement, the Holder will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.
13. RIGHT OF OFFSET: Notwithstanding any other provision of the Plan or this Agreement, the Company may reduce the amount of any benefit or payment otherwise payable to you or on your behalf by the amount of any obligation you have to the Company, and you are deemed to have consented to such reduction by entering into this Agreement.

14. ACCEPTANCE: By accepting this Agreement, you acknowledge and agree that the grant of the Award, the receipt of the Shares and/or any other benefit under this Agreement is subject to, and conditioned upon, your execution, return and compliance with the terms of this Agreement, including but not limited to the provisions of Section 21 herein. By executing and returning this Agreement to the Company, you acknowledge and agree that (a) you have read this Agreement in its entirety; (b) you have had the opportunity to consult your legal counsel prior to such execution of the Agreement; (c) this Agreement is valid and binding upon, and enforceable against, you in accordance with its terms; and (d) the consideration for this Agreement is valuable and sufficient consideration. The Company may treat the Award as cancelled, and any Shares or other benefit underlying the Award as forfeited, if you fail to return a signed copy of the Agreement to [                    ] by [                    ].
15. GOVERNING LAW: This Agreement is to be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws, and in accordance with applicable general laws of the United States.
16. CONSENT TO JURISDICTION: The Holder hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon him. The Holder waives any objection to venue of any action instituted under this Agreement.
17. NO RESTRICTION ON COMPANY ACTION: Nothing contained in this Agreement will be construed to prevent the Company from taking any corporate action that is deemed to be appropriate or in the Company’s best interests, whether or not such action would have an adverse effect on the Award. Neither the Holder nor any beneficiary thereof, nor any other person, will have any claim against the Company as a result of any such action.
18. CAPTIONS: Captions herein are for convenience of reference only and will not be considered in construing this Agreement.
19. ENTIRE AGREEMENT: This Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Holder hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, consulting agreement or any other similar agreement between the Holder and the Company, including, but not limited to, any restrictive covenants contained in such agreements.
20. LEGENDS: The Company may at any time place legends referencing any applicable federal or state securities law restrictions on certificates representing the Shares subject to the Award. The Holder will, at the request of the Company, promptly present to the Company any and all certificates representing such Shares that are in the possession of the Holder in order to effectuate the provisions of this Section 20.

21. FORFEITURE OF SHARES AND/OR GAIN FROM SHARES:
     (a) Notwithstanding any other provision of this Agreement, if, at any time during the period of the Holder’s service with the Company or during the 24-month period following termination of the Holder’s service with the Company for any reason (regardless of whether such termination was by the Company or the Holder, and whether voluntary or involuntary), the Holder engages in a Prohibited Activity (as defined herein), then (i) the Award will immediately be terminated and forfeited in its entirety, (ii) any vested or unvested Shares that were granted pursuant to the Award will immediately be forfeited and returned to the Company and the Holder will cease to have any rights related thereto and will cease to be recognized as the legal owner of such Shares, and (iii) any Gain (as defined herein) realized by the Holder with respect to any Shares subject to the Award will immediately be paid by the Holder to the Company.
     (b) For the purposes herein, a “Prohibited Activity” means (i) the Holder’s solicitation or assisting any other person in so soliciting, directly or indirectly, in one or a series of transactions, of any customers, suppliers, vendors, or other service providers to or of the Company for the purpose of inducing that customer, supplier, vendor or other service provider to terminate or alter his or its relationship with the Company; (ii) the Holder’s inducement, directly or indirectly, in one or a series of transactions, of any employees or service providers to terminate their employment with or service to the Company for the purpose of performing services for, assisting, advising or otherwise supporting any business which is competitive with the business of the Company; (iii) the Holder’s violation of any noncompetition restrictions applicable to the Holder; (iv) the Holder’s violation of any of the Company’s policies, including, without limitation, the Company’s insider trading policies; (v) the Holder’s violation of any material (as determined by the Committee) federal, state or other law, rule or regulation; (vi) the Holder’s disclosure or misuse of any confidential information or material concerning the Company (except as otherwise required by law or as agreed to by the parties herein); (vii) the Holder’s dishonesty, theft or embezzlement in a manner that negatively impacts the Company in any way; (viii) the Holder’s refusal or failure to perform his agreed-upon duties for the Company in a satisfactory manner; or (ix) the Holder’s engaging in any conduct that could be materially damaging to the Company without a reasonable good faith belief that such conduct was in the best interest of the Company. The Committee (or its designee, to the extent permitted pursuant to the Plan) has sole and absolute discretion to determine if a Prohibited Activity has occurred.
     (c) For the purposes herein, “Gain” means, unless the Committee determines otherwise, the greater of the Fair Market Value of the Shares (or portion thereof) at the time of grant or vesting or the disposition price of such Shares at the time of disposition, multiplied by the number of Shares sold or disposed.
     (d) Notwithstanding the provisions of Section 21 herein, the waiver by the Company in any one or more instances of any rights afforded to the Company pursuant to the terms of Section 21 herein will not be deemed to constitute a further or continuing waiver of any rights the Company may have pursuant to the terms of this Agreement or the Plan (including but not limited to the rights afforded the Company in Section 21 herein).
     (e) By accepting this Agreement, and without limiting the effect of Section 13 herein, the Holder consents to a deduction (to the extent permitted by applicable law) from any amounts the Company may owe the Holder from time to time to the extent of the amounts the Holder owes the Company pursuant to this Agreement, including but not limited to Section 13 or Section 21 herein. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Holder pursuant to this Agreement, the Holder agrees to immediately pay the unpaid balance to the Company.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Holder has hereunto set his hand, effective as of the day and year first above written.

SUNCOM WIRELESS HOLDINGS, INC.

By: Michael E. Kalogris
Title: Chief Executive Officer

CONSULTANT

By:

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